FORM OF COMPUTATION OF PERFORMANCE EVALUATIONS

                             Thomas White World Fund




                      Average Annual Return Since Inception

                                  P(1+T)n = ERV

                           $1,000(1+T)125/365 = $1,050

                                  1+T = 1.1531

                                    T = .1531

                                   T = 15.31%